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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          EYETECH PHARMACEUTICALS, INC.

                    (PURSUANT TO SECTIONS 242 AND 245 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)

                  Eyetech Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "GENERAL CORPORATION LAW"),

                  DOES HEREBY CERTIFY:

                  FIRST: That the name of this corporation is Eyetech Pharmaceuticals, Inc. and that this corporation was originally incorporated pursuant to the General Corporation Law on February 9, 2000 under the same name.

                  SECOND: That the Board of Directors duly adopted resolutions setting forth an Amended and Restated Certificate of Incorporation of this corporation, declaring said Amended and Restated Certificate of Incorporation to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

                  RESOLVED, that the original Certificate of Incorporation of this corporation, as amended and/or restated to date, be amended and restated in its entirety as follows:

                                    ARTICLE I

                  The name of this corporation is Eyetech Pharmaceuticals, Inc.

                                   ARTICLE II

                  The address of the registered office of this corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
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                                   ARTICLE III

                  The nature of the business or purposes to be conducted or promoted by this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

                                   ARTICLE IV

                  A. Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, "COMMON STOCK" and "PREFERRED STOCK." The total number of shares that this corporation is authorized to issue is Ninety Million Two Hundred Thirteen Thousand Six Hundred Ninety-Five (90,213,695) shares. Sixty Million (60,000,000) shares shall be designated as Common Stock and the number of shares of Preferred Stock which the Company is authorized to issue shall be Thirty Million Two Hundred Thirteen Thousand Six Hundred Ninety-Five (30,213,695) shares, each with a par value of $0.01 per share. The first series of Preferred Stock shall be designated "SERIES A PREFERRED" and shall consist of One Hundred Twenty Thousand (120,000) shares, the second series of Preferred Stock shall be designated "SERIES B PREFERRED" and shall consist of Seven Million Seven Hundred Sixty-Three Thousand Two Hundred Thirty-Three (7,763,233) shares, the third series of Preferred Stock shall be designated "SERIES C-1 PREFERRED" and shall consist of Nine Million Five Hundred Fifty-Seven Thousand Seventy-Seven (9,557,077) shares, the fourth series of Preferred Stock shall be designated "SERIES C-2 PREFERRED" and shall consist of Nine Million Twenty-Six Thousand One Hundred Thirty-Two (9,026,132) shares and the fifth series of Preferred Stock shall be designated "SERIES D PREFERRED" and shall consist of Two Million Seven Hundred Forty-Seven Thousand Two Hundred Fifty-Three (2,747,253) shares.

                  B. Rights, Preferences and Restrictions of Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of this corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by this corporation may not be reissued. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

                  Authority is hereby expressly granted to the Board of Directors from time to time to issue shares of Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series

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shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise specifically provided in this Certificate of Incorporation, as amended from time to time, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of shares of capital stock of this corporation.

                  1.       Dividend Provisions.

                  (a) The holders of shares of Series D Preferred shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in shares of Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rate of $0.73 per share per annum for the Series D Preferred (as adjusted for any stock splits, stock dividends, recapitalizations or the like) (the "Series D Dividend Amount"), payable when, as, and if declared by the Board of Directors. Such dividends shall not be cumulative. The holders of the outstanding shares of Series D Preferred can waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of a majority of the shares of Series D Preferred then outstanding.

                  (b) The holders of shares of Series C-1 Preferred and Series C-2 Preferred (together, the "SERIES C PREFERRED") shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in shares of Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rate of $0.54 per share per annum for the Series C-1 Preferred and at the rate of $0.58 per share per annum for the Series C-2 Preferred (as adjusted for any stock splits, stock dividends, recapitalizations or the like) (as applicable, the "Series C Dividend Amount"), payable when, as, and if declared by the Board of Directors. Such dividends shall not be cumulative. The holders of the outstanding shares of Series C Preferred can waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of at least 66 2/3% of the shares of Series C Preferred then outstanding.

                  (c) The holders of shares of Series B Preferred shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in shares of Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rate of $0.48 per share per annum (as adjusted for any stock splits, stock dividends, recapitalizations or the like) (the "Series B Dividend Amount"), payable when, as, and if declared by the Board of Directors. Such dividends shall not be cumulative. The holders of the outstanding shares of Series B Preferred can waive any dividend preference that such

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holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of at least a majority of the shares of Series B Preferred then outstanding.

                  (d) The holders of shares of Series A Preferred shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in shares of Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rate of $0.10 per share per annum (as adjusted for any stock splits, stock dividends, recapitalizations or the like) (the "Series A Dividend Amount"), payable when, as, and if declared by the Board of Directors. Such dividends shall not be cumulative. The holders of the outstanding shares of Series A Preferred can waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of at least a majority of the shares of Series A Preferred then outstanding.

                  (e) Notwithstanding the foregoing, no dividend shall be declared or paid on any shares of Preferred Stock unless dividends shall be paid on all outstanding shares of Preferred Stock pro rata in accordance with the Series A Dividend Amount, the Series B Dividend Amount, the Series C Dividend Amount, the Series D Dividend Amount and for each series of Pari Passu Stock, an amount (not to exceed 8% per annum of the original purchase price of such Pari Passu Stock) designated as the "Dividend Amount" for such Pari Passu Stock.

                  2. Liquidation Preference. In the event of any liquidation, dissolution, winding up of this corporation, whether voluntary or involuntary, or acquisition of this corporation by another entity by means of a transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of this corporation, or a sale of all or substantially all of the assets of this corporation (each, a "LIQUIDATION EVENT"), the holders of shares of Preferred Stock shall receive distributions in accordance with Sections 2(a) and 2(b) below, as applicable. Distributions to the stockholders of this corporation shall be made in the following manner:

                  (a) In the event of a Liquidation Event, the holders of shares of Series D Preferred, Series C-2 Preferred, Series C-1 Preferred and Series B Preferred shall be entitled to receive, on a pari passu basis with each other and with any other class or series of stock which ranks equally therewith on liquidation (such other class or series is referred to as "PARI PASSU STOCK") and prior to and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock or any other class or series of stock ranking, on liquidation, junior to the Series D Preferred, Series C-2 Preferred, Series C-1 Preferred or Series B Preferred, an amount per share equal to the greater of (i) the sum of 1.50 times the original per share purchase price paid to this corporation for each share of Series D Preferred, Series C-2 Preferred, Series C-1 Preferred or Series B Preferred, as applicable, plus declared but unpaid dividends on each such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like), or (ii) the amount per share as would have been payable had each such share been converted into shares of Common Stock immediately prior to such Liquidation Event pursuant to Section 4 hereof. The original Series D Preferred purchase price shall be $9.10 for each share of Series D Preferred (the "ORIGINAL SERIES D ISSUE

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PRICE"), the original Series C-2 Preferred purchase price shall be $7.20 for each share of Series C-2 Preferred (the "ORIGINAL SERIES C-2 ISSUE PRICE"), the original Series C-1 Preferred purchase price shall be $6.80 for each share of Series C-1 Preferred (the "ORIGINAL SERIES C-1 ISSUE PRICE") and the original Series B Preferred purchase price shall be $6.00 for each share of Series B Preferred (the "ORIGINAL SERIES B ISSUE PRICE"). If upon the occurrence of a Liquidation Event, the assets and funds to be distributed among the holders of shares of the Series D Preferred, the Series C-2 Preferred, the Series C-1 Preferred, the Series B Preferred and any Pari Passu Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Series D Preferred, Series C-2 Preferred, Series C-1 Preferred, Series B Preferred and any Pari Passu Stock in proportion to the aggregate liquidation preference of the Series D Preferred, Series C-2 Preferred, Series C-1 Preferred, Series B Preferred and any Pari Passu Stock, respectively.

                  (b) After giving effect to the provisions of Section 2(a) above, in the event of a Liquidation Event, holders of shares of Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of shares of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of 1.50 times the original per share purchase price paid to this corporation for each share of Series A Preferred, plus declared but unpaid dividends on each such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like). The original Series A Preferred purchase price shall be $1.25 for each share of Series A Preferred (the "ORIGINAL SERIES A ISSUE PRICE"). If upon the occurrence of such event, the assets and funds to be distributed among the holders of shares of Series A Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of shares of Series A Preferred in proportion to the number of shares of Series A Preferred held by each.

                  (c) Upon completion of the distributions required by subsections (a) and (b) of this Section 2, all of the remaining assets of this corporation available for distribution to stockholders shall be distributed among the holders of shares of Common Stock pro rata based on the number of shares of Common Stock held by each such holder; provided, however, if the distributions contemplated in subsections (a) and (b) of this Section 2, if any, have been paid in full, no holder of shares of Preferred Stock shall be entitled to any of the distributions contemplated by this Section 2(c).

                  (d)      Determination of Value and Notices.

                           (i)      In the event of a Liquidation Event, if the
consideration received by this corporation is other than cash, its value will be deemed to be its fair market value as determined in good faith by the Board of Directors; provided that any securities received thereby shall be valued as follows:

                           (A)      Securities not subject to investment letter
or other similar restrictions on free marketability covered by (B) below:

                                       5
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                           (1)      If traded on a securities exchange or
through the NASDAQ National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period ending three (3) days prior to the closing;

                           (2)      If actively traded over-the-counter, the
value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

                           (3)      If there is no active public market, the
value shall be the fair market value thereof, as mutually determined by this corporation and the holders of at least a majority of the voting power of all the then-outstanding shares of Preferred Stock (voting together as a single class on an as-converted basis).

                           (B)      The method of valuation of securities
subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by this corporation and the holders of at least a majority of the voting power of all then-outstanding shares of such Preferred Stock (voting together as a single class on an as-converted basis).

                           (ii)     In the event the requirements of this
Section 2(d) are not complied with, this corporation shall forthwith either:

                           (A)      cause such closing to be postponed until
such time as the requirements of this Section 2 have been complied with; or

                           (B)      cancel such transaction, in which event the
rights, preferences and privileges of the holders of shares of Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in
Section 2(d)(iii) hereof.

                           (iii)    This corporation shall give each record
holder of shares of Preferred Stock written notice of a Liquidation Event not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The record date for purposes of this Section 2(d)(iii) shall be the business day immediately preceding the date that the aforesaid written notice is sent out by this corporation. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and this corporation shall thereafter give such holders prompt notice of any material changes to such terms and conditions. The transaction shall in no event take place sooner than twenty
(20) days after this corporation has given the first notice provided for herein or sooner than ten (10) days after this corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a majority of the then-outstanding shares of Preferred Stock that are entitled to such notice rights or similar notice rights.

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                  3.       Redemption.

                  (a) At any time on or after July 20, 2010, at the written request (the "REDEMPTION REQUEST") of each of (i) the holders of a majority of the then-outstanding shares of the Series D Preferred, (ii) the holders of a majority of the then-outstanding shares of Pari Passu Stock, (iii) the holders of 66 2/3% of the then-outstanding shares of Series C Preferred (such Series C Preferred voting together as a single class and series) and (iv) the holders of a majority of the then-outstanding shares of Series B Preferred, this corporation shall, to the extent it may lawfully do so, redeem all or, if redemption of less than all is requested, the percentage of each holder's shares of Series B Preferred, Series C Preferred, Series D Preferred and Pari Passu Stock, as specified in the Redemption Request, at a price per share payable in cash equal to (i) with respect to the Series D Preferred, the greater of (x) the sum of 1.50 times the Original Series D Issue Price plus declared but unpaid dividends on each such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like) or (y) the amount per share as would have been payable had each such share been converted into shares of Common Stock pursuant to Section 4 hereof immediately prior to such redemption (the "SERIES D REDEMPTION PRICE"); (ii) with respect to Pari Passu Stock, the amount provided therefor in this Certificate of Incorporation (as amended by the terms establishing such Pari Passu Stock); (iii) with respect to the Series C-2 Preferred, the greater of (x) the sum of 1.50 times the Original Series C-2 Issue Price plus declared but unpaid dividends on each such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like) or (y) the amount per share as would have been payable had each such share been converted into shares of Common Stock pursuant to Section 4 hereof immediately prior to such redemption (the "SERIES C-2 REDEMPTION PRICE");
(iv) with respect to the Series C-1 Preferred, the greater of (x) the sum of
1.50 times the Original Series C-1 Issue Price plus declared but unpaid dividends on each such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like) or (y) the amount per share as would have been payable had each such share been converted into shares of Common Stock pursuant to Section 4 hereof immediately prior to such redemption (the "SERIES C-1 REDEMPTION PRICE"); and
(v) with respect to the Series B Preferred, the sum of (x) the Original Series B Issue Price (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like) and (y) all declared but unpaid dividends on each such share (the "SERIES B REDEMPTION PRICE" and, together with the "SERIES D REDEMPTION PRICE," "SERIES C-2 REDEMPTION PRICE" and the "SERIES C-1 REDEMPTION PRICE", the "REDEMPTION PRICE"). This corporation shall redeem such shares in three (3) annual installments (each payment date being referred to herein as a "REDEMPTION DATE"), with the first installment payable within ninety (90) days following this corporation's receipt of the foregoing request. For purposes hereof, the holders of shares of Series D Preferred shall be deemed to have requested the redemption of a percentage of the shares of Series D Preferred held by such holders as is equal to the greater of (X) the percentage of shares of Series C Preferred requested to be redeemed or (Y) the percentage actually requested by the holders of shares of Series D Preferred, which such redemptions of Series C Preferred and Series D Preferred must occur simultaneously. The number of shares of Series D Preferred, Series C-2 Preferred, Series C-1 Preferred, Series B Preferred and Pari Passu Stock that this corporation shall be required to redeem on any one Redemption Date shall be determined by dividing
(x) the aggregate number of shares of Series D Preferred, Series C-2 Preferred, Series C-1 Preferred, Series B Preferred and Pari Passu Stock outstanding immediately prior to such Redemption Date

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that have been requested to be redeemed pursuant to the Redemption Request by
(y) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies). Any redemption of shares of Series D Preferred, Series C-2 Preferred, Series C-1 Preferred, Series B Preferred and any Pari Passu Stock effected as of a specific date pursuant to this Certificate of Incorporation shall be made on a pro rata basis among the holders of shares of Series D Preferred, Series C-2 Preferred, Series C-1 Preferred, Series B Preferred and any Pari Passu Stock to be redeemed on such date in proportion to the number of shares of Series D Preferred, Series C-2 Preferred, Series C-1 Preferred, Series B Preferred and Pari Passu Stock, respectively, held by each such holder.

                  (b) At least fifteen (15) but no more than thirty (30) days prior to each Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of shares of Series D Preferred, Series C-2 Preferred, Series C-1 Preferred and Series B Preferred, at the address last shown on the records of this corporation for such holder, notifying such holder of the redemption to be effected on the applicable Redemption Date, specifying the number of shares to be redeemed from such holder, the Redemption Date, the applicable Series D Redemption Price, Series C-2 Redemption Price, Series C-1 Redemption Price or Series B Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to this corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the "REDEMPTION NOTICE"). Except as provided in Section 3(c), on or after each Redemption Date, each holder of shares of Series D Preferred, Series C-2 Preferred, Series C-1 Preferred and Series B Preferred to be redeemed on such Redemption Date shall surrender to this corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Series D Redemption Price, Series C-2 Redemption Price, Series C-1 Redemption Price or Series B Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                  (c) From and after each Redemption Date, unless there shall have been a default in payment of the Series D Redemption Price, Series C-2 Redemption Price, Series C-1 Redemption Price or Series B Redemption Price, all rights of a holder of shares of Series D Preferred, Series C-2 Preferred, Series C-1 Preferred and Series B Preferred designated for redemption on such Redemption Date in the Redemption Notice (except the right to receive the applicable Series D Redemption Price, Series C-2 Redemption Price, Series C-1 Redemption Price or Series B Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of this corporation legally available for redemption of shares of Series D Preferred, Series C-2 Preferred, Series C-1 Preferred, Series B Preferred and Pari Passu Stock on a Redemption Date are insufficient to redeem the total number of shares of Series D Preferred, Series C-2 Preferred, Series C-1 Preferred, Series B Preferred and Pari Passu Stock to be redeemed on such date, then this corporation shall use any funds legally available for redemption to redeem such shares ratably according to the respective amounts which would

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otherwise be payable with respect to all such shares of Series D Preferred,
Series C-2 Preferred, Series C-1 Preferred, Series B Preferred and Pari Passu Stock if all such shares were redeemed in full. The shares of Series D Preferred, Series C-2 Preferred, Series C-1 Preferred, Series B Preferred and Pari Passu Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of this corporation are legally available for the redemption of shares of Series D Preferred, Series C-2 Preferred, Series C-1 Preferred, Series B Preferred and Pari Passu Stock, such funds will immediately be used to redeem the balance of the shares that this corporation has become obliged to redeem on any previous Redemption Date but that it has not yet redeemed.

                  (d) The Series A Preferred is not redeemable at the option of the holder.

                  4. Conversion. The holders of shares of Preferred Stock shall have conversion rights as follows (the "CONVERSION RIGHTS"):

                  (a) Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series D Issue Price, Original Series C-2 Issue Price, Original Series C-1 Issue Price, Original Series B Issue Price or Original Series A Issue Price, as applicable, by the Conversion Price applicable to such series of Preferred Stock, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. For purposes of this Section 4, the initial Conversion Price per share of Series D Preferred shall be the Original Series D Issue Price; the initial Conversion Price per share of Series C-2 Preferred shall be the Original Series C-2 Issue Price; the initial Conversion Price per share of Series C-1 Preferred shall be the Original Series C-1 Issue Price, the initial Conversion Price per share of Series B Preferred shall be the Original Series B Issue Price and the initial Conversion Price per share of Series A Preferred shall be the Original Series A Issue Price, provided, however, that the applicable Conversion Price for each series of Preferred Stock shall be subject to adjustment as set forth in Section 4(d).

                  (b)      Automatic Conversion.

                           (i)      Each share of Series D Preferred shall
automatically be converted into shares of Common Stock at the applicable Conversion Price at the time in effect for such Series D Preferred immediately upon the earliest of (A) this corporation's sale of shares of Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 or Form SB-2 under the Securities Act of 1933, as amended (the "Securities Act"), at a public offering price of not less than $12.00 per share (as adjusted for any stock splits, stock dividends, recapitalizations or the like) and gross proceeds to this corporation of at least $40,000,000 in the aggregate, (B) the date specified by written consent or agreement of the holders of a majority of the then-outstanding shares of Series D Preferred, and (C) provided that the Conversion Condition has been met, upon the conversion of all of the Series B Preferred and the Series C Preferred. For purposes hereof, the "CONVERSION CONDITION" means that the conversion is effected in connection with
(i) the investment by one or more investors of equity capital into the corporation with an aggregate purchase price of at least $10 million in which the holders of Series D Preferred are provided an opportunity to participate in such investment to the

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extent provided in Section 2.3 of the Amended and Restated Investors' Rights
Agreement dated as of February 7, 2003 (the "INVESTORS' RIGHTS AGREEMENT"), by and among this corporation and certain of its stockholders (except to the extent that (X) the right to participate under Section 2.3 is waived in accordance with
Section 4.7 of the Investors' Rights Agreement and (Y) no Investor (as such term is defined in the Investors' Rights Agreement) participates in such investment); or (ii) this corporation's sale of shares of Common Stock in a firm commitment underwritten public offering resulting in gross proceeds to this corporation of at least $20,000,000 in the aggregate in which all of the outstanding shares of Series B Preferred and Series C Preferred convert into shares of Common Stock. In the event that the outstanding shares of Series B Preferred and the Series C Preferred are converted into shares of Common Stock but the Series D Preferred are not so converted because the Conversion Condition has not been met, then subsections (b) and (c) of Section 6 hereof shall become void and have no further force or effect.

                           (ii)     Each share of Series C Preferred shall
automatically be converted into shares of Common Stock at the applicable Conversion Price at the time in effect for such Series C Preferred immediately upon the earlier of (A) this corporation's sale of shares of Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 or Form SB-2 under the Securities Act at a public offering price of not less than $12.00 per share (as adjusted for any stock splits, stock dividends, recapitalizations or the like) and gross proceeds to this corporation of at least $40,000,000 in the aggregate or (B) the date specified by written consent or agreement of the holders of at least 66 2/3% of the then-outstanding shares of Series C Preferred.

                           (iii)    Each share of Series B Preferred shall
automatically be converted into shares of Common Stock at the applicable Conversion Price at the time in effect for such Series B Preferred immediately upon the earlier of (A) this corporation's sale of shares of Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 or Form SB-2 under the Securities Act at a public offering price of not less than $12.00 per share (as adjusted for any stock splits, stock dividends, recapitalizations or the like) and gross proceeds to this corporation of at least $25,000,000 in the aggregate or (B) the date specified by written consent or agreement of the holders of at least 66 2/3% of the then-outstanding shares of Series B Preferred.

                           (iv)     Each share of Series A Preferred shall
automatically be converted into shares of Common Stock at the applicable Conversion Price at the time in effect for such Series A Preferred immediately upon the earlier of (A) this corporation's sale of shares of Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 or Form SB-2 under the Securities Act at a public offering price of not less than $12.00 per share (as adjusted for any stock splits, stock dividends, recapitalizations or the like) and gross proceeds to this corporation of at least $25,000,000 in the aggregate or (B) the date specified by written consent or agreement of the holders of at least a majority of the then-outstanding shares of Series A Preferred.

                           (v)      All holders of record of shares of Preferred
Stock shall be given at least ten (10) days prior written notice of the date on which such shares shall be automatically converted (each, a "Mandatory Conversion Date") and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Subsection 4(b). Such notice shall be sent by first class or registered mail, postage prepaid, or given by electronic communication in compliance with the provisions of the Delaware General Corporation Law, to each record holder of Preferred Stock which is being so converted. Upon receipt of such notice, each holder of such shares of Preferred Stock shall surrender his or its certificate or certificates for all such shares to the corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Subsection 4(b). On the Mandatory Conversion Date, all such shares of Preferred Stock shall be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Preferred Stock has been converted and any declared but unpaid dividends, which such dividends shall be paid upon conversion. If so required by the corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Preferred Stock, the corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4(h) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

                           (vi)     All certificates evidencing shares of
Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Such converted Preferred Stock may not be reissued, and the corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

                  (c) Mechanics of Optional Conversion. In connection with a conversion effected pursuant to Subsection 4(a), before any holder of shares of Preferred Stock shall be entitled to convert the same into shares of Common Stock, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Preferred Stock and shall give written notice therewith of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering shares of Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the shares of Common Stock upon conversion of the shares of Preferred Stock shall not be deemed to have converted such shares until immediately prior to the closing of such sale of securities. In the event of a notice of redemption of any shares of Preferred Stock pursuant to Section 3 hereof, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the first full day preceding any Redemption Date, unless the applicable Redemption Price is not paid on such Redemption Date, in which case the Conversion Rights for such shares shall continue until such price is paid in full.

                  (d) Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Preferred Stock shall be subject to adjustment from time to time as follows:

         (i)

                           (A)      If this corporation shall issue, after the
date upon which any shares of Preferred Stock were first issued (the "PURCHASE DATE" with respect to such series), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to Section 4(d)(i)(E)(1) or
(2)) plus the number of shares of Common Stock that the aggregate consideration received by this corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to Section 4(d)(i)(E)(1) or (2)) plus the number of shares of such Additional Stock.

                           (B)      No adjustment of the Conversion Price for
the Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections
(E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this
Section 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                           (C)      In the case of the issuance of shares of
Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                           (D)      In the case of the issuance of shares of
Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                           (E)      In the case of the issuance (whether before,
on or after the applicable Purchase Date) of options to purchase or rights to subscribe for shares of Common Stock, securities by their terms convertible into or exchangeable for shares of Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 4(d)(i) and Section 4(d)(ii):

                           (1)      The aggregate maximum number of shares of
Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for shares of Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 4(d)(i)(C) and (d)(i)(D)), if any, received by this corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the shares of Common Stock covered thereby.

                           (2)      The aggregate maximum number of shares of
Common Stock deliverable upon conversion of, or in exchange for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 4(d)(i)(C) and (d)(i)(D)).

                           (3)      In the event of any change in the number of
shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof (unless such options or rights or convertible or exchangeable securities were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of
Section 4(d)(i)(A)), the Conversion Price of the Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                           (4)      Upon the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities (unless such options or rights or convertible or exchangeable securities were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of Section 4(d)(i)(A)), shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                           (5)      The number of shares of Common Stock deemed
issued and the consideration deemed paid therefor pursuant to Sections 4(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 4(d)(i)(E)(3) or (4).

                           (ii)     "ADDITIONAL STOCK" shall mean any shares of
Common Stock issued (or deemed to have been issued pursuant to Section 4(d)(i)(E)) by this corporation after the Purchase Date other than:

                           (A)      Shares of Common Stock issued pursuant to a
transaction described in Section 4(d)(iii) hereof;

                           (B)      Shares of Common Stock issuable or issued to
employees, consultants or directors (if in transactions with primarily non-financing purposes) of this corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of this corporation;

                           (C)      Securities issued in a firm commitment
underwritten public offering resulting in gross proceeds to this corporation of at least $20,000,000 in the aggregate in which all of the Series B Preferred and Series C Preferred convert into shares of Common Stock;

                           (D)      Securities issued upon the conversion or
exercise of convertible or exercisable securities;

                           (E)      Securities issued in connection with a bona
fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, which shall have been approved by the Board of Directors of this corporation;

                           (F)      Stock, warrants or other securities or
rights issuable or issued to persons or entities with which this corporation has strategic business relationships, pursuant to agreements outstanding as of the date hereof or subsequently approved by the Board of Directors of this corporation and, from the Purchase Date of the Series C-2 Preferred do not exceed in the aggregate seven percent (7%) of the outstanding capital stock of this corporation at any time;

                           (G)      Stock, warrants or other securities issued
to equipment lessors, a bank or similar financial institution from which a credit line or bank loan is provided to this corporation or real estate lessors, provided that such issuances are for other than primarily equity financing purposes and are approved by the Board of Directors of this corporation and, from the

Purchase Date of the Series C-2 Preferred, do not exceed in the aggregate two percent (2%) of the outstanding capital stock of this corporation at any time; or

                           (H)      Shares of Series E Convertible Preferred
Stock, to the extent issued pursuant to the terms of the Series D Preferred Stock Purchase Agreement dated as of December 17, 2002, between this corporation and the investor named therein.

                           (iii)    In the event this corporation should, at any
time or from time to time after the Purchase Date, fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "COMMON STOCK EQUIVALENTS") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the applicable Conversion Price of the Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 4(d)(i)(E).

                           (iv)     If the number of shares of Common Stock
outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the applicable Conversion Price for the Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                  (e) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(d)(iii), then, in each such case for the purpose of this Section 4(e), the holders of shares of Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of shares of Common Stock of this corporation entitled to receive such distribution.

                  (f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2), provision shall be made so that each holder of shares of Preferred Stock shall thereafter be entitled to receive, upon conversion of such shares, the number of shares of stock or securities or other property of this corporation or otherwise, to which a holder of shares of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of shares of Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of such shares of Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                  (g) No Impairment. This corporation will not, by amendment of this Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of shares of Preferred Stock against impairment.

                  (h)      No Fractional Shares and Certificate as to
Adjustments.

                           (i)      No fractional shares shall be issued upon
the conversion of any share or shares of the Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. If the conversion would result in any fractional share, this corporation shall, in lieu of issuing any fractional share, pay the holder an amount in cash equal to the fair market value of such fractional share on the date of conversion, as determined in good faith by the Board of Directors. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into shares of Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                           (ii)     Upon the occurrence of each adjustment or
readjustment of the applicable Conversion Price of Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of shares of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of shares of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the applicable Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of such Preferred Stock.

                  (i) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of shares of Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Preferred Stock.

                  (j) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then-outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such shares of Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to this Certificate of Incorporation.

                  (k) Waiver of Adjustment. In the event that holders of a majority of any series of Preferred Stock vote or consent in writing to limit, or waive in its entirety, any anti-dilution adjustment to which the holders of such series of Preferred Stock would otherwise be entitled hereunder, this corporation shall not be required to make any adjustment whatsoever with respect to such series of Preferred Stock in excess of such limit or at all, as the terms of such consent may dictate; provided that the Series C-1 Preferred and Series C-2 Preferred shall be treated as a single series for purposes of this
Section 4(k).

                  (l) Notices. Unless otherwise provided, any notice required by the provisions of this Section 4 to be given to the holders of shares of Preferred Stock shall be deemed effectively given upon personal delivery to the party to be notified, upon delivery by confirmed facsimile transmission or nationally recognized overnight courier service, or three (3) business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address appearing on the books of this corporation.

                  5.       Voting Rights.

                  (a) General Voting Rights. The holder of each share of Preferred Stock shall have the right to one (1) vote for each share of Common Stock into which such share could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

                  (b) Voting for the Election of Directors. As long as at least 33 1/3% of the shares of Series C Preferred originally issued remain outstanding, the holders of such shares of Series C Preferred, upon a vote of 66 2/3% of such outstanding shares, shall be entitled to elect four (4) directors (the "SERIES C DIRECTORS") of this corporation at each annual election of directors. As long as at least a majority of the shares of Series B Preferred originally issued remain outstanding, the holders of such shares of Series B Preferred shall be entitled to elect one (1) director (the "SERIES B DIRECTOR") of this corporation at each annual election of directors. The holders of outstanding shares of Series A Preferred and Common Stock (voting together as a single class and not as separate series, and on an as-converted basis (with respect to the Series A Preferred)) shall be entitled to elect five (5) directors of this corporation at each annual election of directors. The holders of outstanding shares of Series D Preferred, Series C Preferred, Series B Preferred, Series A Preferred, Common Stock and Pari Passu Stock (voting together as a single class and on an as-converted basis) shall be entitled to elect one (1) director of this corporation at each annual election of directors.

                  Any director elected by the holders of a class or series of stock pursuant to this Section 5(b) may be removed from the Board only upon the vote or written consent of the stockholders having the power to designate such director in accordance with Section 4 of the Amended and Restated Voting Agreement dated as of February 7, 2003 (the "VOTING AGREEMENT"), by and among this corporation and certain of its stockholders. In the case of any vacancy (other than a vacancy caused by removal) in the office of a director elected by the holders of a class or series of stock pursuant to this Section 5(b), the remaining directors so elected by that class or series may, by affirmative vote of a majority thereof (or the remaining director so elected if there be but one, or if there are no such directors remaining, by the affirmative vote of the holders of a majority of the outstanding shares of that class or series), elect a successor to hold office for the unexpired term of the director whose place shall be vacant. Any director who shall have been elected by the holders of a class or series of stock or by any directors so elected as provided in the immediately preceding sentence hereof may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to unanimous written consent. The foregoing provisions of this paragraph shall be subject to any other agreements among the holders of the capital stock of this corporation, including, without limitation, Section 3 of the Voting Agreement.

                  6.       Protective Provisions.

                  (a) So long as any shares of Series D Preferred, Series C Preferred, Series B Preferred and Series A Preferred are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then-outstanding shares of Series D Preferred, Series C Preferred, Series B Preferred or Series A Preferred (voting as separate series and on an as-converted basis):

                           (i)      reclassify, cancel or in any manner alter or
change the rights, preferences or privileges of the shares of Series D Preferred, Series C Preferred, Series B Preferred or Series A Preferred, as applicable, so as to affect adversely such shares; or

                           (ii)     increase or decrease (other than by
redemption or conversion) the total number of authorized shares of Series D Preferred, Series C Preferred, Series B Preferred or Series A Preferred, as applicable.

                           (iii)    pay any fee to any holder of Preferred Stock
or any affiliate of any such holder other than (i) fees for bona fide services provided on arms-length terms or (ii) fees approved by the Board of Directors.

                  (b) Without limiting the provisions of Section 6(a), so long as any shares of Series D Preferred, Series C Preferred, Series B Preferred and Series A Preferred are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then-outstanding shares of Series D Preferred, Series C Preferred, Series B Preferred, Series A Preferred and Pari Passu Stock (voting together as a single class and series, and on an as-converted basis):

                           (i)      authorize or issue, or obligate itself to
issue, any other equity security (including any other security convertible into or exercisable for any such equity security) having a preference over, or being on a parity with, the Series D Preferred, Series C Preferred, Series B Preferred or Series A Preferred with respect to dividends, liquidation, redemption or voting;

                           (ii)     redeem, purchase or otherwise acquire (or
pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to (A) the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary thereof pursuant to agreements under which this corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment or (B) the redemption of any share or shares of Preferred Stock in accordance with Section 3 (provided, however, that notwithstanding the foregoing, the Corporation shall not redeem, repurchase or otherwise acquire any shares of Preferred Stock (whether pursuant to Section 3 or otherwise) unless it shall have (i) offered to redeem or repurchase all shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Pari Passu Stock on a pro rata basis, based on the applicable Redemption Prices for such Preferred Stock); or (ii) obtained the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then-outstanding shares of any such series with respect to which the Corporation would redeem less than their pro rata share); or

                           (iii)    amend this corporation's Certificate of
Incorporation.

                  (c) Holders of at least 66 2/3% of the then-outstanding shares of Series D Preferred, Series C Preferred, Series B Preferred, Series A Preferred, Common Stock and Pari Passu Stock (voting together as a single class and on an as-converted basis) shall be required to amend this corporation's Bylaws.

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

                  (d) Series B Preferred and Series C Preferred Rights. Holders of at least 66 2/3% of the then-outstanding shares of Series C Preferred and Series B Preferred (voting together as a single class and series, and on an as-converted basis) shall be required to:

                           (i)      sell, convey, or otherwise dispose of all or
substantially all of the property or business of this corporation or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of this corporation is disposed of; or

                           (ii)     sell, convey, lease or license (on an
exclusive basis) all or substantially all of this corporation's intellectual property.

                  (e) Series C Preferred Rights. Holders of at least 66 2/3% of the then-outstanding shares of Series C Preferred shall be required to increase the number of directors of this corporation.

                  7. Status of Redeemed or Converted Stock. In the event any shares of Preferred Stock shall be redeemed or converted pursuant to Section 3 or Section 4 hereof, the shares so redeemed or converted shall be cancelled and shall not be reissuable by this corporation. The Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in this corporation's authorized capital stock.

                  C. Common Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock are as set forth below in this Article IV(C).

                  1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of this corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                  2. Liquidation Rights. Upon a Liquidation Event, the assets of this corporation shall be distributed as provided in Section 2 of
Article IV(B) hereof.

                  3. Redemption. The Common Stock is not redeemable at the option of the holder.

                  4. Voting Rights. The holder of each share of Common Stock shall have the right to one (1) vote for each such share, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the shares of capital stock of this corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

                                    ARTICLE V

                  Except as otherwise provided in Section 6 of Article IV(B) of this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of this corporation.

                                   ARTICLE VI

                  The number of directors of this corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                   ARTICLE VII

                  Elections of directors need not be by written ballot unless the Bylaws of this corporation shall so provide.

                                  ARTICLE VIII

                  Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of this corporation may provide. The books of this corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this corporation.

                                   ARTICLE IX

                  A director of this corporation shall, to the fullest extent permitted by the General Corporation Law as it now exists or as it may hereafter be amended, not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended, after approval by the stockholders of this Article IX, to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

                  Any amendment, repeal or modification of this Article IX, or the adoption of any provision of this Certificate of Incorporation inconsistent with this Article IX, by the stockholders of this corporation shall not apply to or adversely affect any right or protection of a

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

director of this corporation existing at the time of such amendment, repeal, modification or adoption.

                                    ARTICLE X

         Subject to Section 6 of Article IV(B) of this Certificate of Incorporation, this corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE XI

                  To the fullest extent permitted by applicable law, this corporation is authorized to provide indemnification of (and advancement of expenses to) agents of this corporation (and any other persons to which the General Corporation Law permits this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders, and others.

                  Any amendment, repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

                                      * * *

                  THIRD: The foregoing amendment and restatement was approved by the written consent of the holders of the requisite number of shares of capital stock of this corporation in accordance with Section 228 of the General Corporation Law.

                  FOURTH: That said amendment and restatement was duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law.

                  IN WITNESS WHEREOF, this Second Amended and Restated Certificate of Incorporation has been executed by the Senior Vice President and Chief Financial Officer of this corporation on this 6th day of February, 2003.

                                    EYETECH PHARMACEUTICALS, INC.

                                    By: /s/ GLENN SBLENDORIO
                                        ----------------------------------------
                                        Name: Glenn Sblendorio
                                        Title: Senior Vice President and Chief
                                               Financial Officer